Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hasbro, Inc.:

We consent to the incorporation by reference in the Registration Statements Nos. 333-34282, 333-110000, 333-110001, 333-110002, 333-129618, 333-147109, 333-162762, 333-170355 and 333-190377 on Form S-8 and Nos. 33-41548, 333-44101, 333-82077, 333-83250, 333-46986, 333-103561, 333-145947 and 333-195789 on Form S-3 of Hasbro, Inc. of our reports dated February 24, 2016 with respect to the consolidated balance sheets of Hasbro, Inc. and subsidiaries as of December 27, 2015 and December 28, 2014, and the related consolidated statements of operations, comprehensive earnings, cash flows, and shareholders’ equity and redeemable noncontrolling interests for each of the fiscal years in the three-year period ended December 27, 2015, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 27, 2015, which reports appear in the December 27, 2015 annual report on Form 10-K of Hasbro, Inc.

/s/ KPMG LLP

Providence, Rhode Island

February 24, 2016